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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 1999, except as to Note 12 which is dated as of April 9, 1999, relating to the financial statements which appears in the Annual Report on Form 10-K of FVC.COM, Inc. for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP



San Jose, California
June 11, 1999


                                      10.